Exhibit 99.1

345 E. Main St.

Warsaw, IN 46580

Contacts:

Media	Investors
Monica Kendrick	Robert J. Marshall Jr.
574-372-4989	574-371-8042
monica.kendrick@zimmerbiomet.com	robert.marshall@zimmerbiomet.com

Barbara Goslee 574-371-9449 barb.goslee@zimmerbiomet.com

Zimmer Biomet Holdings Announces Launch of

Secondary Offering of Common Stock

(WARSAW, IN) June 13, 2016 – Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today announced that certain of its stockholders, consisting of affiliates of KKR, Goldman Sachs and TPG, intend to offer for sale in an underwritten secondary offering 11,116,533 shares of the common stock of Zimmer Biomet Holdings, Inc. (“Zimmer Biomet”). The selling stockholders will receive all of the proceeds of the offering. Neither Zimmer Biomet nor any of its directors, officers or other stockholders is offering shares of common stock in the offering.

As part of the offering, Zimmer Biomet, its chief executive officer and chief financial officer and certain of its directors and stockholders affiliated with KKR, Goldman Sachs and TPG will enter into lock-up agreements with respect to the sale of shares of common stock of Zimmer Biomet for a 60-day period following the offering, subject to customary exceptions.

Goldman, Sachs & Co. and J.P. Morgan are acting as joint book-running managers and the underwriters for the offering.

Zimmer Biomet has filed a registration statement (including a base prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and final prospectus supplement, when available, and the accompanying base prospectus in that registration statement and other documents Zimmer Biomet has filed with the SEC for more complete information about Zimmer Biomet and this offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and final prospectus supplement, when available, and the accompanying base prospectus relating to the offering may be obtained from: Goldman, Sachs & Co. by contacting Goldman, Sachs & Co. at Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com; and J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Phone: 866-803-9204.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Zimmer Biomet

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. Zimmer Biomet designs, manufactures and markets orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; spine, bone healing, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

Zimmer Biomet collaborates with healthcare professionals around the globe to advance the pace of innovation. Its products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, Zimmer Biomet helps millions of people live better lives.

Zimmer Biomet has operations in more than 25 countries around the world and sells products in more than 100 countries.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding the underwritten secondary offering of shares of Zimmer Biomet’s common stock. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negatives of such terms or other variations on such terms or comparable terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially, including (a) any decision by the selling stockholders or the underwriters not to proceed with the secondary offering and (b) market conditions making the secondary offering unattractive to potential purchasers of the offered shares of common stock. For a list and description of some of such risks and uncertainties, see Zimmer Biomet’s periodic reports filed with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in Zimmer Biomet’s filings with the SEC. Zimmer Biomet disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in its periodic reports. Accordingly, such forward-looking statements speak only as of the date made. Readers of this communication are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this communication.

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